Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Mesa Laboratories, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, no par value	Rule 457(o) and Rule 457(r)	N/A	N/A	$150,000,000	$0.0000927	$13,905
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$150,000,000		$13,905
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							$13,905

(1)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price. Payment of the registration fee at the time of filing of the Registrant’s registration statement on Form S-3ASR, filed with the Securities and Exchange Commission on April 5, 2022, was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act and is paid herewith.